                                                                    EXHIBIT 23.9

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 of our report dated, 19 November 1999 relating to the financial statements of I-Way Limited., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers


PricewaterhouseCoopers
Reading
United Kingdom
February 3, 2000